Exhibit 99.1
Business and Financial Update April 28, 2010

Safe Harbor Statement 2 The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: economic conditions resulting in lower demand, customer conservation and increased thefts of electricity and gas; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; economic climate and population growth or decline in the geographic areas where we do business; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that include or could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, a carbon tax or cap and trade structure and ash landfill regulations; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; the availability, cost, coverage and terms of insurance and stability of insurance providers; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's and Detroit Edison's 2009 Forms 10-K and 2010 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE's 2009 Form 10-K, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain this Form from the SEC by calling 1-800-SEC-0330.

3 Participants Dave Meador, Executive Vice President and CFO Peter Oleksiak, Vice President, Controller & Investor Relations Nick Khouri, Vice President and Treasurer Lisa Muschong, Director of Investor Relations

4 Overview First Quarter 2010 Earnings Results Cash Flow and Capital Expenditures Summary

Investment Thesis DTE Energy has a robust plan for 5%-6% long-term operating EPS growth combined with an attractive dividend yield Strong utility growth plan, driven by mandated rate base investments, is not dependent on economic growth Constructive regulatory structure and continued cost savings will enable our utilities to earn their authorized returns Comprehensive plans in place to achieve operational excellence and customer satisfaction that are distinctive in our industry with a focus on customer rate affordability Meaningful, low-risk growth opportunities in non- utility businesses will continue to provide diversity in earnings and geography 5%-6% Average Annual EPS Growth Attractive Dividend 5

First Quarter 2010 Overview 6 * Reconciliation to GAAP reported earnings included in the appendix DTE Energy Q1 2010 operating earnings per share* of $1.38 vs. $1.10 Q1 2009 Positive results at our utilities as we continue to execute our growth plan and focus on cost control Strong non-utility results driven by Power & Industrial and Energy Trading Q1 2010 Earnings Results Cash Flow / Balance Sheet Cash flow and balance sheet metrics remain strong Generated $600 million of free cash flow in Q1 2010 On track to meet 2010 funding requirements

7 Increasing 2010 Operating Earnings* Guidance ($ millions, except EPS) Revised Guidance Prior Guidanc e Increasing 2010 operating EPS guidance from $3.35 - $3.75 to $3.45 - $3.80 after a strong start to the year Expect 10% operating EPS growth in 2010; higher than targeted long-term 5%-6% rate Decoupling and other trackers help mitigate risk (e.g. weather, storm) at Detroit Edison Final order in MichCon rate case by June 2010 Non-utility businesses off to a strong start Another year of consistent and predictable growth at Gas Storage & Pipelines Industrial rebound and new projects to provide strong results at Power & Industrial for 2010 and beyond Strong Q1 Energy Trading performance Continuous improvement remains a key priority in 2010 * Reconciliation to GAAP reported earnings included in the appendix = = =

8 Overview First Quarter 2010 Earnings Results Cash Flow and Capital Expenditure Summary

First Quarter 2010 Operating Earnings Per Share* Detroit Edison $0.55 Unconventional Gas Production ($0.02) Non-Utility $0.40 Gas Storage and Pipelines $0.08 Corporate & Other ($0.05) MichCon** $0.48 $1.38 Power and Industrial Projects $0.11 * Reconciliation to GAAP reported earnings included in the appendix ** Includes Citizens Gas Utility Energy Trading $0.23 9

10 First Quarter 2010 Operating Earnings Variance January 2010 rate order and continuous improvement, partially offset by higher depreciation * Reconciliation to GAAP reported earnings included in the appendix Detroit Edison MichCon January 1, 2010 rate increase partially offset by warmer weather, customer conservation and lower midstream revenues Operating Earnings* ($ millions, except EPS) 1Q 2010 1Q 2009 Change Non-Utility Power & Industrial primarily driven by higher coke sales and new projects Corporate & Other driven lower tax expense in 2010 Drivers

11 Detroit Edison Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix 1Q 2009 Operating Earnings $15 $78 1Q 2010 Operating Earnings Margin $4 ($ millions) Detroit Edison Operating Earnings* Variance $91 Margin primarily driven by January 2010 rate order O&M driven by continuous improvement partially offset by higher benefits Higher depreciation on increased asset base O&M Depreciation and Other ($6) Drivers

12 MichCon Variance Analysis January 2010 rate increase Warmer weather Q1 2010 Other margin primarily driven by customer conservation and lower midstream revenues O&M primarily driven by continuous improvement Other driven by higher taxes and interest expense ($ millions) MichCon Operating Earnings* Variance $61 ($14) * Reconciliation to GAAP reported earnings included in the appendix Rates Weather Other Margin $43 ($7) ($8) 1Q 2010 Operating Earnings 1Q 2009 Operating Earnings $79 O&M $4 Other Drivers

13 Overview First Quarter 2010 Earnings Results Cash Flow and Capital Expenditures Summary

14 Our Solid Balance Sheet Provides Financial Flexibility Leverage* Funds from Operations / Debt* 53% 51% 50% 23% 24% 24% *Debt excludes securitization, MichCon's short-term debt, and considers the trust preferreds as equity Maintaining balance sheet strength continues to be a key priority In the first quarter, S&P and Fitch moved DTE's outlook from negative to stable $1.8 billion of available liquidity at quarter end On track to meet 2010 funding requirements Expect to issue $200M of equity in 2010 to fund DRIP, pension and employee benefit plans ($130M completed in first quarter) In March, Detroit Edison agreed to issue and sell $300M of 4.89% Senior Notes Pension contribution of $200M in first quarter meets 2010 funding targets ($100M cash and $100M stock)

15 First Quarter 2010 Cash Flow DTE Energy Cash Flow Strong first quarter cash from operations, in-line with 2009 Lower capital spending in 2010 primarily driven by timing of utility projects In first quarter, outstanding debt is down ~$400 million ($ billions) Equity issued for employee benefit programs is considered non- cash and not included in financing activities (2010 = $0.1) Drivers

16 First Quarter 2010 Capital Expenditures DTE Energy Capital Expenditures ($ millions) Lower Detroit Edison capital driven by timing of generation outages and completion of large environmental project in Q1 2009 MichCon capital lower due to completion of a pipeline expansion project in 2009 Non-Utility project spend consistent year over year Full year 2010 capital spending expected to increase ~30% from 2009 Drivers

17 Overview First Quarter 2010 Earnings Results Cash Flow and Capital Expenditures Summary

Summary 18 On track to achieve strong 2010 results Constructive regulatory structure and continued focus on operational excellence and customer satisfaction enables meaningful growth at utilities Continue to see attractive/premium return non-utility investment opportunities Executing robust plan to achieve 5% - 6% long-term operating EPS growth

19 Contact Us DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030

Appendix

Illustrative Decoupling Example 21 Annual Decoupling Example (Residential Customers) Note: This is only an example and not a forecast of actual results

Detroit Edison Sales Volumes 22 Detroit Edison Temperature-Normal Sales (GWh) (Territory Sales, includes Electric Choice)

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

DTE Energy

($ millions)


$38
$5
$43
Q1 2010 Operating Earnings*
Accounting Adjustments**
Q1 2010 Economic Net Income


$40
($9)
$31
Q1 2009 Operating Earnings*
Accounting Adjustments**
Q1 2009 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget

Energy Trading Operating Earnings*

($ millions, after-tax)

	Q1 2010	Q1 2009
Realized	$25	$19
Unrealized	28	34
O&M / Other	(15)	(13)
	$38	$40

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

23

Net Production (Bcfe) Gross Producing Wells 177 Reserves (Bcfe) Acreage Position (000's Acres) Net Undeveloped Acres Net Developed Acres Barnett Shale Operating Metrics 15 Q1 2010 51 66 15 48 YE2009 63 Q1 2010 YE2009 169 5 YE2009 5 24 YE2009 YE2008 Probable (Unaudited) Proven 255 234 489 265 167 432 Continue to prudently manage and develop Barnett assets Invest $25M Drill 10 - 15 wells Produce 5 Bcfe net Focus on cost reduction and production optimization Drilled 2 wells, completed 5 wells Net Production of 1.1 Bcfe Capital Expenditures of $8M Production down slightly due to deferred well completions 4 wells waiting on completion 1Q 2010 Results 2010 Goals 2010 Est.

25 2009 Capital Expenditures & Cash Flow Guidance Capital Expenditures ($ millions) Cash Flow Summary ($ billions) Equity issued for employee benefit programs is considered non-cash and not included in financing activities: (2009 Actual $0.1; 2010 Guidance $0.2)

26 Reconciliation of 1Q and Full Year 2010 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides 2010 guidance for operating earnings. It is likely that certain items that impact the company's 2010 reported results will be excluded from operating results. A reconciliation to the comparable 2010 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. There were no operating earnings adjustments in 1Q 2010

27 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of 1Q 2009 Reported to Operating Earnings